                      SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
                            Act of 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:
/ /  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-11  or Section
240.14a-12

                       QUALITY PRODUCTS, INC.
          (Name of Registrant as Specified In Its Charter)

    -----------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the
                            Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.

    The date on which the definitive copies of this Proxy Statement are intended to be released to security holders is April 27, 1998.

              NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                     TO BE HELD ON MAY 22, 1998

To Holders of Common Stock of Quality Products, Inc.:

Notice is hereby given that the Annual Meeting of Shareholders of Quality Products, Inc., a Delaware corporation, (the "Company") will be held on Friday, May 22, 1998 at 10:00 a.m., local time, at the Company's principal executive offices located at , 560 Dublin Avenue, Columbus, Ohio 43215, for the following purposes, which are more fully described in the accompanying Proxy Statement:

1. To approve an amendment to the Company's Bylaws to set the number of directors at not less than three nor more than seven and to permit the Company's Board to determine the exact number within that range.

2. To elect directors. If the Bylaw provision is approved, the stockholders will elect up to five directors. If it is not approved, the stockholders will elect four directors.

3. To approve Quality Products, Inc.'s 1997 Stock Option Plan, and the grant of options to purchase 600,000 shares of the Company's common stock, par value $.00001, to certain employees.

4. To ratify the grant to Messrs. Weaver and Reuben of options to purchase 225,000 shares each of the Company's common stock for a total of 450,000 shares, 350,000 shares at $1.00 per share and 100,000 shares at $2.00 per share.

5. To ratify the appointment of Farber & Hass, LLP as independent auditors of the Company for fiscal year 1998.

6. To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

All shareholders are cordially invited to attend the meeting in person. However, to ensure that each shareholder's vote is counted at the meeting, shareholders are requested to mark, sign, date and return the enclosed proxy card as promptly as possible in the envelope provided. Shareholders attending the meeting may vote in person even if they have previously returned proxy cards. Only shareholders of record as of the close of business on April 13, 1998 are entitled to receive notice of, to attend, and to vote at the meeting.

               Sincerely,
               /s/ JONATHON P. REUBEN
               JONATHON P. REUBEN
               CHIEF FINANCIAL OFFICER AND SECRETARY

                                             April 27, 1998

                       QUALITY PRODUCTS, INC.
                         560 Dublin Avenue
                        Columbus, Ohio 43215

                          PROXY STATEMENT

INTRODUCTION

The Board of Directors (the "Board") of Quality Products, Inc., a Delaware corporation, (the "Company") is soliciting the enclosed proxy from shareholders for use at the Company's annual meeting of shareholders (the "Annual Meeting") to be held on Friday, May 22, 1998 at 10:00 a.m., local time, or at any adjournment(s) thereof. The purposes of the Annual Meeting are set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Company's principal executive offices at , 560 Dublin Avenue, Columbus, Ohio 43215. The Company's telephone number is (614) 228-0185.

These proxy solicitation materials were mailed on or about April 27, 1998 to all shareholders entitled to vote at the Annual Meeting.

SHAREHOLDER PROPOSALS

No shareholder proposals have been submitted for consideration at the annual meeting. Shareholders who intend to present proposals at the next annual meeting of shareholders must send such proposals to the Company for receipt no later than November 2, 1998, in order for such proposals to be considered for inclusion in the proxy statement for the next annual meeting.

SHAREHOLDERS ENTITLED TO VOTE AND REVOCATION OF PROXIES

Shareholders of record as of the close of business on April 13, 1998 (the "Record Date") are entitled to notice of, to attend and to vote at the Annual Meeting. The closing sale price of Common Stock as reported on the NASDAQ National Market on the Record Date of April 13, 1998, was $1.09375 per share. There were 2,554,056 shares of Common Stock issued and outstanding on the Record Date. Each share has one vote on all matters except, in the electing directors, stockholders may cumulate their votes. That is, if five directors are to be elected, each shareholder has the number of votes equal to the number of shares held times five (5). The shareholder may then distribute this number of votes in any way among the nominees for director. The Company's directors are soliciting discretionary authority to cumulate votes.

A shareholder who gives a proxy to the Company's directors as requested in this solicitation may revoke such proxy by attending the Annual Meeting and voting in person, or by delivering to the Company's Corporate Secretary at the Company's principal executive offices referred to above, prior to the Annual Meeting, a written notice of revocation or a duly executed proxy bearing a date later than that of the previously submitted proxy.

The Company is bearing the cost of this solicitation. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable expenses in forwarding solicitation material to such beneficial owners. Proxies may be solicited by certain of the Company's directors, officers, and regular employees, without additional compensation, personally or by telephone, fax, or telegram.

QUORUM AND REQUIRED VOTE

In electing directors, if the Bylaw amendment passes, the five candidates receiving the highest number of affirmative votes and a plurality of the votes of shares present or represented by proxy at the meeting and entitled to vote will be elected as directors. If it is not passed, the four candidates receiving the highest number of affirmative votes and a plurality of the votes of shares present or represented by proxy at the meeting and entitled to vote will be elected as directors. The Board has nominated four directors and, if the amendment passes, one additional director.

Proposals 1, 3, 4, and 5 each require for approval the affirmative vote of a majority of the required quorum. The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date (the "Quorum").

                  DIRECTORS AND EXECUTIVE OFFICERS

Shareholders are being asked to approve an amendment to the Company's Bylaws which would, if approved, set the number of directors at not less than three (3) nor more than seven (7) and permit the Company's Board to determine the exact number within that range. The Board has nominated four directors in accordance with the Bylaws presently in effect to serve until the next annual meeting. If the Bylaw Amendment is passed, the Board has set the number of directors at five and nominated one additional director. For a description of this proposal, see the section of this Proxy Statement entitled "PROPOSAL NO. 1-- TO AMEND THE COMPANY'S BYLAWS TO SET A NEW RANGE OF THE NUMBER OF DIRECTORS AND TO PERMIT THE BOARD TO DETERMINE THE NUMBER WITHIN THAT RANGE".

The name, age, and principal occupation of each of the nominees for directors are set forth below. The Board has nominated the first four individuals on the list in accordance with the present Bylaws and the last individual if the Bylaw amendment passes.

Name                   Age    Positions                Director
                                                       Since
Bruce C. Weaver        37     President, Director,
                              and Chairman of the
                              Board                    February 1996
Edward Varon           52     Investor                 New
William Harrison, Jr.  64     Vice President of
                              Operation of QPI
                              Multipress               New
Murray Koppelman       66     President of Eastlake
                              Securities, Inc.         New
Theodore P. Schwartz   60     President of QPI
                              Multipress               New

Bruce C. Weaver (Age 37) is the President, a director, and Chairman of the Board of Directors of the Company. He became a consultant to the Company in November 1995, and in February 1996, he became president and a director. For more than the past five years, Mr. Weaver has been self-employed as an accountant in Canada and consultant to financially troubled companies in the United States and Canada.

Edward Varon (Age 52) is an investor in the Company's refinancing. Since September 1996, he has been self-employed as an investor. For more than five years prior to September 1996, he was a founding partner of E.D. Michaels, Inc., a women's apparel manufacturer and distributor. In November 1997, he invested $50,000 in the Company's refinancing note.

William Harrison, Jr. (Age 64) is Vice President of Operations of QPI Multipress, Inc., the Company's sole operating subsidiary. In September 1993, Mr. Harrison joined QPI Multipress, Inc. as plant manager. Since October of 1993, he has also been Vice President of Operations at Multipress and its principal operating officer. Prior to September 1993, Mr. Harrison was manufacturing manager for Horton Emergency Vehicles, a manufacturer of emergency and rescue vehicles.

Murray Koppelman (Age 66) is presently President and owner of Eastlake Securities, Inc., 575 Lexington Ave., New York, New York. Eastlake Securities arranged the Company's recent refinancing of its bank debt and acts as collateral agent for the participants in that refinancing, including Eastlake Securities. For more than the past five years, Mr. Koppelman has been President and owner of Eastlake Securities, Inc.

Theodore P. Schwartz (Age 60) is President of QPI Multipress, Inc. The Company hired him as President on December 15, 1997. Mr. Schwartz has been involved in the hydraulic press business for the past 37 years. From July 1990 to December 1997, Mr. Schwartz was an officer and director of PH Group, Inc., a manufacturer of hydraulic presses. From 1982 until July 1990, Mr. Schwartz was an employee of QPI Multipress, Inc.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The Company has only one class of stock outstanding, common stock.
The following table lists the common stock ownership of management and certain beneficial owners as of March 20, 1998.
Name and Address of           Amount and Nature of     Percent of
Beneficial Owner                Beneficial Owner         Class
__________________________    ____________________     __________
Bruce C. Weaver, President    170,783 shares            6.7%
560 Dublin Avenue
Columbus, Ohio 43215

Jonathon P. Reuben, CFO       279,166 shares(1)        10.9%
560 Dublin Avenue
Columbus, Ohio 43215
Directors and Officers as
a Group (3 persons)           435,366                  17.0%

Murray Koppelman              186,666 shares(2)         7.3%
575 Lexington Ave.
New York, NY 10022

Richard W. Cohen               66,666 shares(3)         2.6%
31st Floor
1345 Avenue of the Americas
New York, NY  10105

(1) Mr. Reuben does not own but holds a proxy for one half of his 279,166 shares. These 139,583 shares were owned by Thomas Raabe, the Company's former Chief Executive Officer. As part of his termination agreement with the Company, Mr. Raabe granted Mr. Reuben a proxy to vote these shares which is irrevocable until the shares are sold in an open market transaction. 120,000 of those shares are now owned by Murray Koppelman subject to Mr. Reuben's proxy.

(2) Of Mr. Koppelman's 186,666 shares, on February 27, 1998, Mr. Koppelman purchased 120,000 shares from Thomas Raabe the Company's former Chief Executive Officer. These 120,000 shares, however, are subject to an irrevocable proxy that Mr. Raabe previously granted to Jonathon P. Reuben. In addition, Mr. Koppelman has the right to receive the following shares: (a) 266,666 shares are issuable when and if he converts $200,000 principal amount of the Company's Convertible Note which he purchased from a third party in August 1997, (b) 60,000 shares are issuable if and when he converts Series A Warrants which he purchased in the Company's November 25, 1997
Private Placement, and   30,000 shares are issuable if and when
Eastlake Securities, which Mr. Koppelman owns, exercises the Company's Series A Warrants which were issued to it as placement agent for the Company's November 25, 1997 Private Placement. Mr. Koppelman may convert the Note and warrants to shares common stock at any time. If he converts all of his rights into shares, he will own 543,332 shares representing 18.7% of the Company's issued and outstanding shares.

(3)  From August 8, 1997 until January 29, 1998, Mr. Cohen was
Secretary to the Company. He has the right to receive 266,666 shares which are issuable when and if he converts the $200,000 principal amount of the Company's Convertible Note which he purchased in August 1997. If he converts all of his Note into shares, he will own
333,332 shares representing 11.8% of the Company's issued and outstanding shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended required the Company's officers and directors, and persons who own more than ten per cent of the Company's common stock to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission ("SEC"). The SEC also requires officers, directors, and greater than ten percent shareholders to send to the Company copies of all Section 16(a) forms that they file.

Based solely on a review of copies of the forms filed electronically with the SEC, the Company believes that all transactions required to be reported have been reported. On the other hand, the following individuals filed certain forms late:

In November and December 1997, Bruce Weaver, President and Director, filed two Form 4's late which forms reported four transactions in August and October 1997 in relating to stock options he received from the Company.

In December 1997, Jonathon P. Reuben, Chief Financial Officer and
Director, filed one Form 4 late which reported three transactions in October 1997 relating to stock options he received from the Company.

In December 1997, Richard W. Cohen, who was the Company's Secretary and General Counsel, filed one Form 4 late which reported his acquisition of 66,666 shares in August 1997.

BOARD MEETINGS

The Board of Directors has consisted of Bruce C. Weaver and Jonathon Reuben since October 1996. During fiscal 1997, the Board held three meetings and acted by unanimous consent on one occasion. The Board has no committees at the present time. Both directors attended all meetings.

COMPENSATION OF BOARD MEMBERS

The Board has not authorized any compensation to Board members for acting as directors. The Company does reimburse Board members their expenses relating to the duties as directors.

                       EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE
Name and Principal                                       Restricted
Position               Year    Salary ($)   Bonus ($)   Stock Awards
___________________    ____   ___________  __________   ____________
Bruce C. Weaver,       1997   $ 86,038(1)  $75,935(2)         0
President since        1996     50,250       4,000       $6,979(3)
February 1996          1995          0           0            0

Jonathon P. Reuben,    1997     30,000      27,576(2)         0
Secretary and Chief    1996     21,923       1,000        6,979(3)
Financial Officer      1995                      0            0

William Harrison, Jr., 1997    103,176      39,967            0
Vice President of QPI  1996     80,696      20,000            0
Multipress             1995     57,376           0            0

Thomas P. Raabe,       1997          0           0            0
Chairman and CEO       1996     65,571           0        6,979(3)
from March 1995 to     1995     60,775           0            0
February 1996













Name and Principal               Options/SARs      All Other
Position               Year           (#)         Compensation
___________________    ____      ____________     ____________
Bruce C. Weaver,       1997        100,000        $     0
President since        1996        175,000              0
February 1966          1995              0              0

Jonathon P. Reuben,    1997              0              0
Secretary and Chief    1996        175,000              0
Financial Officer      1995              0              0

William Harrison, Jr., 1997         35,000              0
Vice President of QPI  1996              0              0
Multipress             1995              0              0

Thomas P. Raabe,       1997              0        $53,680(4)
Chairman and CEO       1996        175,000(4)           0
from March 1995 to     1995              0              0
February 1996

(1) $14,038 of this amount represents 1996 salary which Mr. Weaver was not paid in fiscal 1996 due to lack of funds and which was then paid in 1997.

(2) In fiscal 1997, Messrs. Weaver and Reuben were paid these cash bonuses pursuant to a Multipress employee bonus plan and as discretionary director bonuses. In December 1997, Mr. Weaver repaid $37,500 of such bonus and Mr. Reuben repaid his $27,576 bonus.

(3) Represents the value in February 1996 of stock bonuses of 139,583 shares of common stock paid to Mr. Weaver, Mr. Reuben, and Mr. Raabe in February 1996.

(4) Mr. Raabe, who lives in Colorado, was provided with a Company-leased apartment in Tampa, Florida costing $7,800 in fiscal 1995 and $6,000 in fiscal 1996 and the use of a Company-leased car in Tampa until his termination as an officer in February 1996. The costs of these items are not included in the above table. In October 1996, Mr. Raabe became a consultant to the Company for a three year term. However, in August 1997, the Company satisfied all of its obligations to Mr. Raabe by paying him a lump sum of $50,000 in consideration for his release of all of the Company's future consulting fee obligations and his surrender for cancellation of options to purchase 175,000 shares of common stock for $.10 per share. The $50,689 Mr. Raabe received in fiscal 1997 also includes $3,680 of insurance premium reimbursement paid to him.

EMPLOYMENT AGREEMENTS WITH EXECUTIVE OFFICERS

The Company has an employment contract with Mr. Weaver to serve as President of Quality Products Inc. for the period October 1, 1997 through September 30, 2000. Mr. Weaver's salary is $84,000 annually, plus a bonus equal to 5% of the Company's annual audited net income to the extent it exceeds $750,000 in any fiscal year. In addition, if Mr. Weaver is terminated for any reason, his salary through September 30, 2000, becomes immediately due and payable and he is still entitled to any bonus that would become payable if he remained as President of the Company. Mr. Weaver, a Canadian citizen, is not required to reside or work in or near the Company's Columbus, Ohio headquarters.

The Company has an employment contract with Mr. Reuben to serve as Chief Financial Officer for the period October 1, 1997 through September 30, 2000. Mr. Reuben's salary is $30,000 annually. As a result of the demands of his full-time accounting practice in Los Angeles, after the annual meeting, Mr. Reuben will no longer be an officer or director of the Company. As a severance package, the Company has agreed to pay Mr. Reuben $25,250 in exchange for cancellation of his 225,000 options to purchase the Company's common stock. In addition, the Company has agreed to pay Mr. Reuben the salary that would have been paid if he had continued as an officer through the end of his employment contract on September 30, 2000 and accelerate payments of his salary so all payments are made by the end of fiscal 1998, totalling approximately $75,000.

The Company's subsidiary, QPI Multipress, has an employment contract with Theodore P. Schwartz to serve as its President for the period December 15, 1997 through December 31, 2002. Mr. Schwartz receives a base salary of $120,000 plus benefits and an annual bonus based upon Multipress' gross margins to the extent they exceed $2,000,000 in any fiscal year.

The following tables provide information relating to the stock options granted to each executive officer.

                           OPTION GRANTS
        For fiscal years ending September 30, 1996 and 1997
                    and for fiscal 1998 to date
                              No. of Shares      % of Total
                                Underlying     Options Granted
Name                Year         Options        to Employees
__________________  ____      _____________    _______________
Bruce C. Weaver     1996        175,000(1)          50%
President           1997        100,000             66.7%
                    1998        175,000
                                 50,000             50%

Jonathon P. Reuben  1996        175,000(1)          50%
Chief Financial     1997              0
  Officer           1998        175,000
                                 50,000             50%

William Harrison    1996              0
Vice President,     1997         35,000             23.3%
  OPI Multipress    1998              0

                              Exercise Price   Expiration Date
Name                Year        Per Share       in Year 2000
__________________  ____      _____________    _______________
Bruce C. Weaver     1996        $ .10               9/30
President           1997         1.00               9/30
                    1998         1.00               9/30
                                 2.00               6/30

Jonathon P. Reuben  1996          .10               9/30
Chief Financial     1997
  Officer           1998         1.00               9/30
                                 2.00               6/30

William Harrison    1996
Vice President,     1997         1.00               9/30
  OPI Multipress    1998








                              Potential Realized Value at Assumed
                               Annual Rates of Stock Price Appre-
                                   tion for the Option Term
Name                Year            5%                 10%
__________________  ____      ____________        ____________
Bruce C. Weaver     1996           $0                $    0
President           1997           $0                $    0
                    1998           $0                $1,750
                                   $0                $    0

Jonathon P. Reuben  1996           $0                $    0
Chief Financial     1997
  Officer           1998           $0                $1,750
                                   $0                $    0

William Harrison    1996
Vice President,     1997           $0                $    0
  OPI Multipress    1998

    (1) These options to purchase 175,000 shares at $.10 per share were repriced in fiscal 1998 to $1.00 per share in exchange for $75,000 and thus appear twice in this table.

            Aggregate Last Fiscal Year-End Option Values
                      Number of Shares of
                    Common Stock Underlying     Value of Unexercised
                      Unexercised Options       In-the-Money Options
Name                    as of 9/30/97(1)           as of 9/30/97(2)
__________________  _______________________     ____________________
Bruce C. Weaver             225,000                      $0
Jonathon P. Reuben          225,000                      $0
William Harrison             35,000                      $0

    (1) Mr. Weaver's and Mr. Reuben's options are not exercisable until October 1, 1999. Mr. Harrison's options are not exercisable until October 1, 1998.
    (2) As of the end of fiscal 1997, all of the options the Company issued had a price greater than the market value of the common stock and were thus not "in-the-money;" that is, the option holder would be required to pay more for the Company's stock by exercising the option than by buying the stock in the open market.

CHANGE IN CONTROL - AGREEMENTS

Bruce C. Weaver, President has a provision in his employment agreement whereby if he is terminated as an officer of the Company, all salary due him through September 30, 2000, becomes immediately due and payable and he is entitled to his bonuses through that year based on the Company's net earnings through September 30, 2000.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On March 24, 1998, Mr. Reuben and the Company agreed that Mr. Reuben will not stand for reelection as a director at the Company's annual meeting and will at that time resign as an officer of the Company. The Company has agreed to pay Mr. Reuben $26,250 in exchange for canceling his options to purchase 225,000 shares of the Company's common stock and, by the end of fiscal 1998, to pay him the total salary that would be paid under his employment contract through September 30, 2000 of approximately $75,000.

Effective October 1, 1997, Mr. Weaver and Mr. Reuben each agreed to increase the exercise price of their respective options to purchase 175,000 shares, granted in February 1996, from $.10 per share to $1.00 per share. In consideration for this agreement, the Board agreed to pay Mr. Weaver and Mr. Reuben $75,000 each in 1998 and granted them new options to purchase 50,000 shares each at $2.00 per share during the period September 15, 1999 through June 30, 2000. In Proposal 4, shareholders are being asked to ratify the grant of these options.

On November 25, 1997, the Company closed a private placement of 30 units of debentures in the amount of $1,530,000. Each unit represents: a) a $50,000 interest in a 6% $1,500,000 note payable, b) a warrant to purchase 10,000 shares of the Company's common stock at $1 per share during the period November 1, 1997 through September 30, 1999, and c) a warrant to purchase 15,000 shares of the Company's common stock at $2 per share during the period October 1, 1999 through September 30, 2001. The Company incurred expenses of approximately $150,000 in connection with this offering. The Company utilized the proceeds of the offering to repay the bank line of credit, a $135,000 note payable and expenses associated with the offering. Murray Koppelman's wholly owned firm, Eastlake Securities, Inc., acted as Placement Agent for the Private Placement and is acting as agent for investors who purchased units in the Private Placement.

In August 1996, the Company issued a note payable in the amount of $500,000 (the "Note") in connection with the settlement of certain litigation. The Note is convertible, upon demand, into 500,000 to 666,666 shares of common stock of the Company at a price of $0.75 to $1.00 per share. The Company is required to make quarterly interest only payments at 6% per annum. The agreement contains certain acceleration clauses. The principal amount of the note and unpaid interest are payable in full in August 2001.

In August 1997, Richard Cohen purchased at a substantial discount $250,000 of the Company's $500,000 Note and Murray Koppelman purchased at a substantial discount the remaining $250,000. Mr. Cohen and Mr. Koppelman immediately exercised the conversion option in the note to convert $50,000 each into 66,666 shares each of the Company's common stock. The remaining notes totaling $400,000, convertible at $0.75 per share and bearing interest at 6%, remain outstanding.

At the time of the purchase of the Note, the Company was not in the financial position to participate in the purchase and the Company was aware of the purchase. Mr. Cohen has waived all interest after March 1, 1998, on his share of the Note.

Mr. Cohen's law firm has provided legal services to the Company and received payments of $116,429 and $78,637 for the years ended
September 30, 1997 and 1996, respectively, for legal services rendered to the Company.

On January 29, 1998, Jonathon P. Reuben succeeded Mr. Cohen as
Secretary.

In February 1996, the Company terminated the employment of Thomas Raabe, former Chairman and CEO, but he remained a director. Mr. Raabe resigned as a director in October 1996 and rendered consulting services to the Company on a limited as requested basis through August 1997. During such period, Mr. Raabe received compensation of $50,000 plus reimbursement of $3,680 for health insurance benefits. In August 1997, the Company paid Mr. Raabe $50,000 in consideration for terminating the Company's obligations under his consulting agreement and for terminating options to purchase up to 175,000 shares of common stock at $.10 per share exercisable between April 15, 1999 - December 31, 1999. As part of the termination agreement, Mr. Raabe gave Jonathon P. Reuben, Chief Financial Officer and a Director, an irrevocable proxy to vote his remaining 139,583 shares of common stock.

In July, 1995, the Company provided a loan to Mr. Raabe in the amount of $20,000. During February 1996, $1,250 was repaid and subsequently the balance was forgiven as part of the settlement of claims between the Company and Mr. Raabe in October 1996.

                       OVERVIEW OF PROPOSALS

This Proxy Statement contains five proposals. The first is to amend the Company's Bylaws to set the number of directors at not less than three nor more than seven and to permit the Company's Board to determine the exact number within that range. The second is to elect directors. If the Bylaw amendment is approved, stockholders will elect five directors. If it is not approved, stockholders will elect four directors. The third proposal is to approve the Quality Products, Inc.'s 1997 Stock Option Plan, and the grant of options to certain employees to purchase 150,000 shares of common stock under that plan. The fourth proposal is to ratify the grant to Messrs. Weaver and Reuben of options to purchase 225,000 shares each of the Company's common stock for a total of 450,000 shares. The fifth and last proposal is to ratify the appointment of Farber & Hass, LLP as independent auditors of the Company for fiscal year 1998.

PROPOSAL NO. 1 - TO AMEND THE COMPANY'S BYLAWS TO SET A NEW RANGE OF THE NUMBER OF DIRECTORS AND TO PERMIT THE BOARD TO DETERMINE THE
NUMBER WITHIN THAT RANGE.

Section 3.2 of the Company's Bylaws presently states that the Company shall have not less than one (1) nor more than nine (9) directors.
It further sets the number at four and requires a shareholder vote to change that number. The directors propose to amend Section 3.2 to provide that there shall be not less than three (3) nor more than seven (7) directors and to provide that the Board may set the exact number within that range without obtaining shareholder approval.

PURPOSE OF PROPOSAL - The proposal is designed to provide the Company's directors with more flexibility in determining the number of directors as circumstances change. The Company presently has two directors and would like to add two directors who represent the investors in the Company's November 25, 1997 Private Placement, namely Murray Koppelman and Edward Varon. If the number of directors remained at four, then there is the potential of a two to two deadlock of directors between these investors and the Company's present management. Accordingly, to add these two representatives of recent investors, it is necessary to increase the number of directors on the Board. The present directors are also nominating the two primary executive officers of the Company's operating subsidiary, QPI Multipress, namely Mr. Harrison and Mr. Schwartz. Finally, in management's opinion, a Board of less than three directors does not provide a sufficient variety and a Board of more than seven is too large for a Company of this size. Accordingly, if this Amendment is passed, the Board has set the number of directors at five.

TEXT OF BYLAW

Presently, Section 3.2 of the Corporation's Bylaws reads as follows:

     Section 3.2 NUMBER OF DIRECTORS. The number of directors of the Corporation shall not be less than one nor more than nine. The number of directors shall, at the date of adoption of these Amended and Restated By-Laws, initially be fixed at four, and hereafter, such number of directors may be fixed or changed (a) at any annual meeting of the stockholders, or at any special meeting of the stockholders called for that purpose, by the affirmative vote of the holders of shares of stock entitling them to exercise at least one-half of the voting power of the Corporation on such proposal, or (b) by a resolution duly adopted by at least one-half of the voting power of the Corporation then in office, provided that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Directors need not be stockholders.

The Board recommends that shareholders approve an amendment to replace the above provision in its entirety so that it reads as follows:

     Section 3.2 NUMBER OF DIRECTORS, ELECTION AND TERM. The Board shall consist of not less than three (3) nor more than seven (7) directors. Except as otherwise provided by law or the Certificate of Incorporation, the exact number of directors shall be fixed and may be changed from time to time by resolution of the Board. Each year Stockholders shall elect the directors at the annual Stockholders' meeting or at a special meeting of Stockholders held in lieu of the annual meeting.
     Each director shall hold office until the earlier of his or her successor being duly elected and qualified, death, resignation, or removal. Each director shall qualify by expressly accepting his election to the Board or by acting as a director.

VOTE REQUIRED - If a quorum is present, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote is required to amend the Company's Bylaws. A quorum is present if a majority of the outstanding shares are present or represented by proxy at the meeting. If a quorum is not present the meeting will be adjourned to a later date and no vote will be taken.

RECOMMENDATION - The Board has approved this amendment and highly recommends an affirmative vote by the Company's stockholders to amend
Section 3.2 of the Company's Bylaws.

PROPOSAL NO. 2, ELECTION OF DIRECTORS

If the shareholders approve Proposal No. 1, the Bylaw amendment, then five directors are to be elected at the Annual Meeting. If Proposal No. 1 is not approved then four directors are to be elected at the Annual Meeting. Holders of proxies solicited by this Proxy Statement will vote the proxies they receive as directed on the proxy card or, if no direction is made, for the election of the directors nominated by the Board. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote for a nominee designated by the present Board to fill the vacancy. It is not presently expected that any nominee will be unable or will decline to serve as a director.

The Board's nominees for the first four positions as director are Messrs. Weaver, Varon, Harrison, and Koppelman. If the Bylaw amendment is approved, the Board has set the number of directors at five and its additional nominee is Mr. Schwartz.

VOTE REQUIRED - Each director who receives a plurality of the votes of the shares present or represented by proxy at the meeting and entitled to vote will be elected a director. If a quorum is not present the meeting will be adjourned to a later date and no vote will be taken.

RECOMMENDATION - The Board recommends that shareholders vote for the Board's first four nominees, Messrs. Weaver, Varon, Harrison, and
Koppelman, and, if the Bylaw amendment is passed, also vote for Mr.
Schwartz.

CUMULATIVE VOTING - Under the Company's Restated Certificate of Incorporation, each stockholder is "entitled to cast as many votes as equal the number of votes which such stockholder would be entitled to cast for the election of directors with respect to such stockholder's shares multiplied by the number of directors to be elected by such stockholder, and that such stockholder may cast all of such votes for a single director or, may distribute them among the number to be voted for,, or for any two or more of them as such stockholder sees fit."

The Board is requesting, as part of this proxy solicitation, that each stockholder give the proxy holder discretionary authority to cumulate his or her votes. The Board intends to use such discretionary authority to promote the election of all of the Board's nominees.

PROPOSAL NO. 3 - APPROVAL OF QUALITY PRODUCTS, INC.'S 1997 STOCK
OPTION PLAN AND GRANT OF OPTIONS

The Board requests that shareholders approve the Company's 1997 Stock Option Plan and, under that plan, the grant of options to certain employees to purchase 150,000 shares of the Company's common stock as described below.

In August 1997, the Board, subject to shareholder approval, adopted Quality Products, Inc.'s 1997 Stock Option Plan. The plan provides for the issuance of options to purchase up to 150,000 shares of the Company's common stock to employees only. The Board determines the exercise price and the terms of the options at the time they are granted. The Board has also approved the grant of options to purchase all 150,000 shares under the Plan and is requesting that stockholders approve the Plan and approve the grant under the plan of options to purchase (a) 100,000 shares to Bruce Weaver, President,
(b) 35,000 shares to William Harrison Jr., Vice President of
Operations of QPI Multipress, and   15,000 shares to Tac Kensler,
accounting manager for the Company. The exercise price for the options are $1.00 per share and they expire September 30, 2000. The closing sale price of Common Stock as reported on the NASDAQ National Market on the Record Date of April 13, 1998, was $1.09375 per share.

PURPOSE -  The 1997 Stock Option Plan was adopted to enable the
Company to attract, retain, and motivate its employees by increasing their interest in the Company's success through stock ownership.

TERMINATION OF EMPLOYMENT - If any of the employees granted options under the Stock Option Plan ceases to be employed by the Company for any reason other than Good Cause (as defined in the Plan), disability (as defined in the Plan), or death, such employee will have three months from the date of termination to exercise his options. To the extent the options are not exercised within that period, the options terminate. If an employee is terminated for Good Cause (as defined in the Plan), his options terminate immediately.

VOTE REQUIRED - If a quorum is present, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote is required to approve this Proposal. A quorum is present if a majority of the outstanding shares are present or represented by proxy at the meeting. If a quorum is not present the meeting will be adjourned to a later date and no vote will be taken.

RECOMMENDATION - The Board has approved the Quality Products, Inc.'s 1997 Stock Option Plan. The Board highly recommends shareholder approval of Quality Products, Inc.'s 1997 Stock Option Plan and the grant of options to certain employees to purchase 150,000 shares under that plan.

PROPOSAL NO. 4 - RATIFICATION OF GRANTS OF OPTIONS TO MR. WEAVER AND
MR. REUBEN

The Board requests that shareholders ratify the Board's February 1996 grant of options to purchase a total of 350,000 shares of the

Company's common stock, 175,000 to Bruce Weaver, President, and
175,000 to Jonathon Reuben, Chief Financial Officer, and the Board's October 1, 1997, grant of an additional 50,000 options to these two officers and directors as described below.

Shareholder approval is not required for the Company to grant options. The Board is requesting ratification of the option grants because Mr. Weaver and Mr. Reuben had apparent conflicts of interest when the options were granted. They were two of the three board members at the time the 1996 options were granted and the only two board members at the time the October 1, 1997, options were granted. Thus, each voted for the grant of the other's options and each had a personal interest in having the options granted and determining the price of the grant. Ratification by shareholders may stop those shareholders who vote for the proposal from subsequently bringing a legal action against the Company or its officers complaining that the grants were somehow improper. If non-approving shareholders filed such an action, the Company would assert shareholder approval as a defense. If the shareholders do not ratify the option grants, the Board will try to ascertain why shareholders failed to ratify and consider what action, if any, it should take. Disapproval, however, will not cause a reversal of the transactions.

In February 1996, Mr. Weaver and Mr. Reuben were each granted stock options to purchase 175,000 shares of the Company's common stock at $.10 per share as an incentive for these two gentlemen to manage the Company's turn around. At the time, the Company's common stock was trading for less than $.10 per share. Effective October 1, 1997, Mr. Weaver and Mr. Reuben each agreed to increase the exercise price of their respective options from $.10 per share to $1.00 per share. In consideration for this agreement, the Board agreed to pay Mr. Weaver and Mr. Reuben $75,000 each in 1998 and granted them new options to purchase 50,000 shares each at $2.00 per share during the period September 15, 1999 through June 30, 2000. Disapproval of this proposal will not reverse this agreement. Mr. Weaver and Mr. Reuben have been paid the $75,000.

The agreement to increase the exercise price was designed to facilitate the Company's financing by bringing the options' exercise price from $.10 per share up to $1.00 per share, which was the conversion price of Series A Warrants being offered to investors. Setting the exercise price at the warrant conversion price means the conversion value for the investors will not be diluted by the exercise of these options. In late September and early October 1997, the Company was offering Units to investors in a private placement. That offering closed in November 1997. The Company raised $1,530,000. The Units included a share of a 6% Note, Series A Warrants to purchase common stock at $1.00 per share and Series B Warrants to purchase common stock at $2.00 per share. (See "Certain Relationships and Related Transactions.") At the time Mr. Weaver's and Mr. Reuben's options were repriced, the Company's stock was trading at less than $1.00 per share. The closing sale price of the Company's Common Stock as reported on the NASDAQ National Market on the Record Date of April 13, 1998, was $1.09375 per share.

The following chart details the Company's option repricing and amendments. From fiscal 1994 to the present, these were the only repricing or amendments of outstanding stock options.

                   Four Year Option/SAR Repricing
                                                    Market Price of
                               Number of Shares     Stock at Time of
                              Underlying Options/     Repricing or
                               SARs Repriced or       Amendment Per
Name                 Date          Amended               Share
__________________  _______   ___________________   ________________
Bruce C. Weaver     10/1/97        175,000               $.78
President

Jonathon P. Reuben  10/1/97        175,000               $.78
Chief Financial
  Officer
                    Exercise Price                Length of Original
                      at Time of        New          Option Term
                     Repricing or    Exercise     Remaining at Date
                    Amendment Per    Price Per     of Repricing or
Name                    Share          Share          Amendment
__________________  ______________   _________    __________________
Bruce C. Weaver       $.10            $1.00            3 years
President

Jonathon P. Reuben    $.10            $1.00            3 years
Chief Financial
  Officer

PURPOSE OF OPTION GRANTS - The grants of options to Mr. Weaver and Mr. Reuben in 1996 and 1997 for a total of 225,000 shares each were to retain and motivate these two gentlemen to successfully manage the Company's turn around.

VOTE REQUIRED - If a quorum is present, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote is required to approve this Proposal. A quorum is present if a majority of the outstanding shares are present or represented by proxy at the meeting. If a quorum is not present the meeting will be adjourned to a later date and no vote will be taken.

RECOMMENDATION - The Board highly recommends that stockholders ratify the Board's grant of options to Mr. Weaver and Mr. Reuben to purchase 225,000 shares each of the Company's common stock.

PROPOSAL NO. 5 -  RATIFICATION OF APPOINTMENT OF AUDITORS

The Board of Directors has appointed Farber & Hass, LLP, Certified Public Accountants, 741 South A Street, Oxnard, California, independent auditors, to audit Quality Products, Inc.'s consolidated financial statements for fiscal year ending September 30, 1998. At the Annual Meeting, shareholders are being asked to ratify the appointment of Farber & Hass, LLP as the Company's independent auditors for fiscal year 1998. In the event of a negative vote on such ratification, the Board will reconsider its selection.

Farber & Hass, LLP served as the Company's independent auditor for fiscal years ended 1995, 1996 and 1997. In connection with the audit of the Company's consolidated financial statements for those years, there were no disagreements between the Company and Farber & Hass, LLP on any matters of accounting principles or practices, financial statement disclosure, or audit scope and procedures which, if not resolved to the satisfaction of Farber & Hass, LLP would have caused Farber & Hass, LLP to make reference to the matter in its reports.

VOTE REQUIRED - The affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote if a quorum is present is required to ratify Farber & Hass, LLP as the Company's independent auditor for fiscal year 1998. A quorum is present if a majority of the outstanding shares are present or represented by proxy at the meeting. If a quorum is not present the meeting will be adjourned to a later date and no vote will be taken.

RECOMMENDATION - The Board recommends that shareholders vote for ratification of the appointment of Farber & Hass, LLP as the Company's independent auditors for fiscal year 1998.

                           OTHER MATTERS

The Company is not aware of any other matters to be submitted to the shareholders at the Annual Meeting. If any other matters properly come before the shareholders at the Annual Meeting, it is the intention of the persons named on the enclosed proxy card to vote the shares they represent as the Board may recommend.

                                THE BOARD OF DIRECTORS
Date: April 27, 1998

                            PROXY CARD
                      QUALITY PRODUCTS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 22, 1998.

The undersigned shareholder of Quality Products, Inc., a Delaware Corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, Annual Report, and Proxy Statement relating to the Annual Meeting of Shareholders of Quality Products, Inc., to be held at 560 Dublin Avenue, Columbus, Ohio 43215, on Friday, May 22, 1998, at 10:00 a.m. hereby appoints Bruce C. Weaver and Jonathon P. Reuben, and each of them, proxies and attorneys-in-fact, each with power of substitution and revocation, and each with all powers that the undersigned would possess if personally present to vote the undersigned's Quality Products, Inc., common stock at such meeting and at any postponements or adjournments of such meeting, as set forth below, and in their discretion upon any other business that may properly come before the meeting (and any such postponements or adjournments).

THIS PROXY WILL BE VOTED AS THE UNDERSIGNED SPECIFIES BELOW OR, IF NO CHOICES ARE SPECIFIED, FOR PROPOSALS 1, 3, 4 AND 5, FOR THE ELECTION OF THE BOARD'S NOMINEES FOR DIRECTORS INCLUDING CUMULATING THE VOTES FOR DIRECTORS IN A MANNER DETERMINED SOLELY IN THE DISCRETION OF THE BOARD, AND AS THE BOARD DEEMS ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.

                                IMPORTANT - PLEASE SIGN AND DATE
ON THE REVERSE SIDE

PLEASE VOTE, SIGN, DATE, AND PROMPTLY RETURN THIS CARD

1. To approve an amendment to            FOR    AGAINST   ABSTAIN
the Company's Bylaws to set the
number of directors at not less          / /      / /     / /
than three nor more than seven and
to permit the Company's Board to
determine the exact number within
that range.

2. To elect the     GRANT DISCRETION-  VOTE FOR ALL       WITHHOLD
Board's nominees    ARY AUTHORITY TO  NOMINEES EXCEPT     VOTE FOR
to the Company's .   CUMULATE VOTES   AS NOTED BELOW         ALL
Board                IN ANY MANNER    (NO CUMULATIVE      NOMINEES
                     FOR NOMINEES     AUTHORITY GRANTED)

                         / /               / /               / /

If you desire to cumulate your votes in a certain manner, please indicate below the number of your total votes to be cast for each director. The total number of votes you may cast in column 1 for four directors is the number of shares you own times 4. The total number of votes you may cast in column 2 for five directors is the number of shares you own times 5.

NOMINEES              NO. OF VOTES FOR EACH  NO. OF VOTES FOR EACH
                        OF FOUR NOMINEES       OF FIVE NOMINEES
Bruce C. Weaver       _____________________  _____________________
Edward Varon          _____________________  _____________________
William Harrisson,
 Jr.                  _____________________  _____________________
Murray Koppelman      _____________________  _____________________
Theodore P. Schwartz  XXXXXXXXXXXXXXXXXXXX   _____________________
     TOTAL NO.        _____________________  _____________________

3. To approve Quality Products, Inc.'s       FOR   AGAINST  ABSTAIN
1997 Stock Option Plan, and the grant
of options to purchase 150,000 shares of     / /     / /      / /
the Company's common stock, par value
$.00001, to certain employees.

4. To ratify the grant to Messrs. Weaver     FOR   AGAINST  ABSTAIN
and Reuben of options to purchase 225,000
shares each of the Company's common stock    / /     / /      / /
for a total of 450,000 shares, 350,000
shares at $1.00 per share and 100,000
shares at $2.00 per share.

5. To ratify the appointment of Farber &     FOR   AGAINST  ABSTAIN
Hass, LLP as independent auditors of the
Company for fiscal year 1998.                / /    / /       / /

This proxy card should be signed by the shareholder(s) exactly as his or her name(s) appear(s) hereon, dated and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both persons should sign.


Date: _________     Signature ___________


Date: _________     Signature ___________